UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

July 10, 2007

MACROCHEM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-13634 (Commission file number)	04 2744744 (IRS employer identification number)

40 Washington Street, Suite 220, Wellesley Hills, MA 02481
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 489-7310

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement

On July 3, 2007, MacroChem Corporation (OTCBB: MACM.OB) and Genaera Corporation entered into an option agreement whereby MacroChem paid $250,000 for an option to acquire exclusive worldwide license rights for drug uses of pexiganan, a novel, small peptide anti-infective for topical treatment of patients with mild diabetic foot infection (DFI), from Genaera Corporation. The option is exercisable by MacroChem within 90 days of July 3, 2007, and is subject to extension by MacroChem for additional 90 day periods upon written notice to Genaera and the payment of an additional $250,000. If MacroChem exercises the option in accordance with its terms, the parties will enter into the exclusive license agreement attached as Exhibit A to the option agreement.

A copy of the option agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The above summary is not intended to be complete and is qualified in its entirety by reference to the detailed provisions in the agreements which are attached to this Form 8-K as exhibits and are incorporated herein by reference. In addition, a copy of the press release issued by MacroChem in connection with the transaction described in this Form 8-K is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.
10.1

Option Agreement, dated as of July 3, 2007, by and between MacroChem Corporation and Genaera Corporation. (Note: Portions of the exhibit have been omitted pursuant to a confidential treatment request).

99.1	Press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACROCHEM CORPORATION

Dated: July 10, 2007	By:	/s/ Bernard R. Patriacca
	Title:	Vice President and Chief Financial Officer

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